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Exhibit 23.1

Consent of Independent Certified Public Accountants

RAE Systems Inc.
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113437 and 333-109840) and Form S-8 (Nos. 333-105368, 333-88684, 333-85720, and 333-32678) of RAE Systems Inc. our report dated January 23, 2004, except for Note 15 as to which the date is January 28, 2004, relating to the consolidated financial statements of RAE Systems Inc., which appears in this Annual Report on Form 10-K.

/s/  BDO SEIDMAN, LLP

BDO Seidman, LLP
San Jose, California
March 22, 2004

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  Exhibit 23.1
Consent of Independent Certified Public Accountants